SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): February 25, 2002



                           WEINGARTEN REALTY INVESTORS
             (Exact name of Registrant as specified in its Charter)


              TEXAS                          1-9876                       74-1464203

(State or other jurisdiction of      (Commission file number)          (I.R.S. Employer
 incorporation or organization)                                     Identification Number)




            2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77292
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code:  (713) 866-6000



                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         Following the close of trading on the New York Stock Exchange on February 25, 2002, we entered into a Purchase Agreement with Cohen & Steers Quality Income Realty Fund, Inc. ("Cohen"), regarding the purchase of 198,098 of our common shares of beneficial interest, $.03 par value per share. The shares were offered to Cohen at a price of $50.48 per share, with estimated aggregate net proceeds to us, of approximately $9,442,487 million, after deducting offering expenses. This offering was made pursuant to our existing shelf Registration Statement (Registration Statement File No. 333-57508), the related prospectus dated October 30, 2001 and our prospectus supplement dated February 25, 2002.

         The purchase of the shares is scheduled to close on February 28, 2002. Net proceeds received from this offering will primarily be used to repay outstanding indebtedness under our credit facility. A copy of the Purchase Agreement is attached as an exhibit to this Form 8-K.

         We are filing herewith an opinion of Locke Liddell & Sapp LLP dated February 25, 2002, in connection with the above-referenced takedown of shares from our Form S-3 (File No. 333-57508) which was declared effective by the Securities and Exchange Commission on October 30, 2001.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits.

              5.1     Opinion  of  Locke  Liddell  &  Sapp  LLP  dated
              February 25, 2002.


              99.1 Purchase Agreement by and between Weingarten Realty Investors and Cohen & Steers Quality Income Realty Fund, Inc. dated February 25, 2002.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February  27,  2002

                                       WEINGARTEN  REALTY  INVESTORS



                                         /s/  Stephen  C.  Richter
                                       -----------------------------
                                       Stephen  C.  Richter
                                       Senior  Vice  President  and
                                       Chief  Financial  Officer

                           WEINGARTEN REALTY INVESTORS
                                INDEX TO EXHIBITS


        EXHIBIT
        --------

          5.1            Opinion of Locke Liddell & Sapp LLP  dated February 25,
                         2002.

          99.1.          Purchase  Agreement  by and  between  Weingarten Realty
                         Investors  and  Cohen &  Steers  Quality  Income Realty
                         Fund, Inc., dated February 25, 2002.
